SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2010

CROCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

6328 Monarch Park Place Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Resignation of John Duerden as President, Chief Executive Officer and Director

Effective March 1, 2010, John Duerden will retire from his position as President, Chief Executive Officer and Director of Crocs, Inc. (the “Company”).  Mr. Duerden is retiring for personal reasons and is not retiring because of a disagreement with the Company or on any matter relating to its operations, policies or practices.

Appointment of John McCarvel as Chief Executive Officer and Director

On February 25, 2010, John McCarvel was appointed as Chief Executive Officer and as a Director of the Company effective March 1, 2010.  Mr. McCarvel will not serve on any committees of the Board or receive any compensation for his service on the Board.   Mr. McCarvel has served as our Chief Operating Officer and Executive Vice President since February 2007. Previously, Mr. McCarvel served as our Senior Vice President—Global Operations from October 2005 to February 2007 and as our Vice President—Asian & Australian Operations from January 2005 to September 2005, after providing consulting services to us during 2004. The Company’s Compensation Committee has not yet determined Mr. McCarvel’s compensation as Chief Executive Officer.   Mr. McCarvel is currently compensated pursuant to the terms of his employment agreement that was previously filed with the Securities and Exchange Commission with the Company’s Current Report on Form 8-K dated February 9, 2009.

A press release regarding Mr. Duerden’s resignation and Mr. McCarvel’s appointment is attached as exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated February 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: February 25, 2010	By:	/s/ Russell C. Hammer
Russell C. Hammer,
Chief Financial Officer, Senior Vice President - Finance and Treasurer